Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Radiation Therapy Services, Inc. on Form S-4 of our report dated October 30, 2010, related to the financial statements of Medical Developers LLC as of and for the years ended December 31, 2009 and 2008, with their notes 1 to 14, appearing in the prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

Deloitte & Co. S.R.L.
Buenos Aires, Argentina
November 19, 2010

/s/ DANIEL VARDE